UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2004

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-8246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The information in this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder.  Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 7.  REGULATION FD.

Item 7.01 Regulation FD Disclosure.

On September 21, 2004 Southwestern Energy Company issued a news release providing new operational updates and production guidance for 2004.  The news release is furnished with this filing as Exhibit 99.1

SECTION 8.  Other Events.

Item 8.01 Other Events.

On September 21, 2004 Southwestern Energy Company announced that it is increasing its 2004 capital budget to $284.7 million, up from $254.0 million announced in July of this year.  The increase brings the total planned expenditures for the company's exploration and production segment to $275.2 million for 2004, up from $244.5 million.  Approximately $17.9 million of the increase in capital is allocated to the Overton Field in East Texas, which includes increasing the number of wells to be drilled in the field in 2004 from 74 wells to 84 wells.  Approximately $8.7 of the increase in capital will be directed toward additional drilling and leasehold acquisition in the company's Fayetteville Shale play in Arkansas.  This brings the total capital dedicated to the company's shale play to approximately $28.2 million in 2004.  The remaining increase in capital relates to capitalized expenses and other expenditures.

SECTION 9.  Financial Statements and Exhibits.

(c) Exhibits.

99.1	News release dated September 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: September 21, 2004	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release dated September 21, 2004.